U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 29, 2010

UBIQUITECH SOFTWARE CORPORATION
(Exact name of small business issuer as specified in its charter)

Colorado	000-52395	20-8224855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

7435 S. Eastern Ave., Suite 5
Las Vegas, NV 89123
(Address of principal executive offices)

(702) 421-9004
(Issuer's Telephone Number)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2010, Mr. Ryan Henning resigned his position as Secretary of our Company.  There were no disagreements between Mr. Henning and our Company regarding the operation, policies or practices of our Company.  Mr. Henning was replaced by Pardeep Singh who also remains in the positions of Chief Executive Officer, President, Chief Financial Officer and a director of the Corporation pursuant to the provisions of our Bylaws, to hold such office until the next annual meeting of the Board of Directors, his resignation, removal or death, whichever comes first.

Mr. Singh’s biographical summary including his business experience is included in our prior filings made with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2010	UBIQUITECH SOFTWARE CORPORATION (Registrant) By: s/Pardeep Singh__________________ Pardeep Singh, Chief Executive Officer